UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Lamb Weston Holdings, Inc.
————————————————————————————————————————————————————
(Name of Registrant as Specified In Its Charter)
————————————————————————————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
————————————————————————————————————————————————————
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

August 7, 2025
Fellow Stockholders,
Fiscal 2025 was a year of significant change for Lamb Weston as we took actions across our business to improve execution, drive productivity, identify efficiencies, and deliver results. From a leadership perspective, in addition to my appointment as CEO, we welcomed a new Chief Supply Chain Officer, a new President of North America, and a new Chief Information Officer, as well as six new directors to Lamb Weston’s Board in early fiscal 2026, including a new Chairman. We are already benefiting from these fresh perspectives and experiences, returning to growth in the second half of the year, despite soft restaurant traffic.
We launched innovative new products, received customer supplier of the year honors, and reduced our capital spending as we finished our growth investments to best serve our customers around the world with new plants in Kruiningen, the Netherlands, and Mar del Plata, Argentina.
Since assuming the CEO role, I’ve been working closely with the Board and management team to drive change with urgency and better position our business for success. This included hard but necessary decisions focused on reducing complexity, removing costs, and prioritizing customer excellence. In line with these efforts, we are executing on a new customer-centric strategy, “Focus to Win,” which is centered around four key pillars:
•Focusing where we can differentiate and lead. We are accelerating our investments in the channels, regions, and product categories that offer the most attractive profit opportunities – allocating resources where we hold a competitive edge while assessing non-strategic assets.
•Strengthening customer partnerships. We see an opportunity to replicate the successful partnerships we’ve built with our largest customers as we expand our engagement with customers around the globe, enhancing our joint business planning activities and capabilities.
•Achieving executional excellence. We are taking actions to simplify and standardize processes across our supply chain, driving overall equipment effectiveness, and instilling a zero-loss mindset in raw potato and materials usage.
•Setting the pace for innovation. We are building on our strong track record of innovation by pursuing the development of breakthrough products to unlock new sources of value – including in non-traditional channels. Additionally, innovation hubs in North America and International will create a global network of insights and expertise focused on driving growth.
As we execute on these strategic priorities, we are also implementing cost savings actions to better align our business with the operating environment. We have identified at least $250 million dollars of annualized run rate savings, expected to be realized by the end of fiscal 2028. By meaningfully lowering our cost base, we will be better able to compete.

Looking Ahead
While we expect global demand to remain strong in the potato category, with customers and consumers prioritizing french fries as a menu and at-home item, we also anticipate continued challenges in fiscal 2026 due to macroeconomic uncertainty. I am confident in the long-term growth prospects of the global category and in our ability to successfully execute during this period with our strong team, bolstered by the actions we have taken in fiscal 2025. Guided by our values – integrity, teamwork, inclusion, drive for results, and empowerment – we’re focused on controlling what we can control and driving improvements, delivering best-in-class products and service to our customers, and creating significant value for team members, customers, and stockholders.
Thank you for being a Lamb Weston stockholder.
Sincerely,
Mike Smith
President and CEO
Forward-Looking Statements
This letter contains forward-looking statements within the meaning of the federal securities laws. Words such as “expect,” “believe,” “will,” “anticipate,” “remain,” “improve,” “drive,” “deliver,” “enhance,” “implement,” “execute,” “unlock,” “focus,” “accelerate,” “strengthen,” “expand,” “achieve,” “create,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our business and financial outlook and prospects, our plans and strategies and anticipated benefits therefrom, including cost savings actions, and anticipated conditions in our industry and the global economy. These forward-looking statements are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Readers of this letter should understand that these statements are not guarantees of performance or results. Many factors could affect these forward-looking statements and our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this letter. These risks and uncertainties include, among other things: consumer preferences, including restaurant traffic in North America and our international markets, and an uncertain general economic environment, including tariffs, inflationary pressures and recessionary concerns, any of which could adversely impact our business, financial condition or results of operations, including the demand and prices for our products; the availability and prices of raw materials and other commodities; operational challenges; our ability to successfully implement our restructuring plans or other cost-savings or efficiency initiatives, including achieving the benefits of those activities and possible changes in the size and timing of related charges; difficulties, disruptions or delays in implementing new technology; levels of labor and people-related expenses; our ability to successfully execute our long-term value creation strategies; our ability to execute on large capital projects, including construction of new production lines or facilities; the competitive environment and related conditions in the markets in which we operate; political and economic conditions in the countries in which we conduct business and other factors related to our international operations; disruptions in the global economy caused by conflicts such as the war in Ukraine and conflicts in the Middle East and the possible related heightening of our other known risks; the ultimate outcome of litigation or any product recalls or withdrawals; changes in our relationships with our growers or significant customers; impacts on our business due to health pandemics or other contagious outbreaks, such as the COVID-19 pandemic, including impacts on demand for our products, increased costs, disruption of supply, other constraints in the availability of key commodities and other necessary services or restrictions imposed by public health authorities or governments; disruption of our access to export mechanisms; risks associated with integrating acquired businesses, including our former European joint venture, Lamb-Weston/Meijer v.o.f.; risks associated with other possible acquisitions; our debt levels; actions of governments and regulatory factors affecting our businesses; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and other risks described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this letter, which speak only as of the date of this letter. We undertake no responsibility for updating these statements, except as required by law.